EXHIBIT 10.32

FORM OF EXECUTIVE OFFICER

NON-QUALIFIED STOCK OPTION AGREEMENT

HOLOGIC, INC.

AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN

Hologic, Inc.

35 Crosby Drive

Bedford, MA 01730

Notice of Grant of Stock Options

and Option Agreement

Name:	_________________
Address:	_________________
Option Number:	_________________
Plan:	_________________
ID:	_________________

Effective                     , you have been granted a(n) Non-Qualified Stock Option to buy              shares of Hologic, Inc. (the Company) stock at $             per share.

The total option price of the shares granted is $            .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
_______	On Vest Date	__________	__________
_______	On Vest Date	__________	__________
_______	On Vest Date	__________	__________
_______	On Vest Date	__________	__________

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Hologic, Inc.	Date

____________________

____________________	Date

HOLOGIC, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Executive Officers

Non Qualified Stock Option Agreement (the “Option”) pursuant to the Hologic, Inc. amended and restated 1999 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to grant the Optionee an option (the “Option”) to purchase Common Stock, $.01 par value of the Corporation (the “Stock”);

WHEREAS, the Corporation and the Optionee desire to enter into an agreement whereby the Corporation will grant the Optionee an option to purchase shares of the Common Stock, $.01 par value, of the Corporation (the “Stock”); and

WHEREAS, this Option is intended to qualify as a “Non-Qualified Stock Option”, which is a stock option which does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Optionee agree as follows:

1. Grant of Option.

Pursuant to the terms and conditions of this Option, the Corporation hereby grants to the Optionee an Option to purchase, as provided in the Notice of Grant of Stock Options shares of Stock (the “Option Shares”).

2. Purchase Price.

The price at which the Option Shares may be purchased shall be the price set forth in the Notice of Grant of Stock Options (the “Option Exercise Price”). This price is not less than the Fair Market Value of the Stock on the date of this Option.

3. Exercise of Option.

Subject to the provisions of Section 4 and the right of the Corporation to accelerate the date upon which any or all of this Option becomes exercisable, the Optionee shall be entitled to exercise this Option with respect to the percentage of the Option Shares provided in the Notice of Grant of Stock Options. Notwithstanding the foregoing, in the event that the Employee ceases to be employed by the Corporation, a Parent, or a Subsidiary as a result of the death or Permanent Disability of the Employee or in the event of a Change in Control of the Corporation, notwithstanding any provisions of the Option or the Notice of Grant of Stock Options with regard to the vesting of the Option in installments, the Option shall become immediately exercisable as to all of the Option Shares. For purposes hereof a Change in Control of the Corporation shall mean:

a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or

b) Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Corporation) constituting less than a majority of the Board of Directors of the Corporation; or

c) Approval by the stockholders of the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation, (ii) a complete liquidation or dissolution of the Corporation or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation.

Notwithstanding any provision in this Option to the contrary, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other acquisition of the Corporation, directly or indirectly, by a corporation or other entity in which the Optionee has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a Change of Control.

Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after ten years from the date of this Option (the “Expiration Date”).

4. Termination of Employment.

If the Optionee ceases to be employed by the Corporation, a Parent, or a Subsidiary (a “Termination”), then this Option may be exercised as to all shares with respect to which Optionee could exercise this Option on the date of Termination, and which shares have not been previously purchased, until the earlier of the Expiration Date, or:

(i)	in the case of termination by reason of death or Permanent Disability, one year after termination of employment; and

(ii)	in the case of termination by reason of retirement at age 65, or such other age as the Committee may determine, three months after the termination of employment; and

(iii)	in all other cases, ninety days after the termination of employment; or

(iv) such other date as determined by the Compensation Committee.

Notwithstanding the foregoing, in the case of Termination for cause, the ability to exercise this option may be terminated on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Optionee from further exercising any portion of this Option.

5. Nontransferability; Persons Able to Exercise.

The Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Optionee, only the Optionee may exercise this Option. If the Optionee dies while still employed by the Corporation, or the periods specified in Section 4, this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Optionee.

6. Method of Exercising Option.

The Option may be exercised, in whole or in part, by written notice to the Corporation, containing an executed Notice of Exercise in the form of Attachment A, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 9 of this Option, or where appropriate because a person other than the Optionee is exercising the Option pursuant to Section 5. The written notice specified in this Section must be accompanied by payment of the Option Exercise Price for the shares being purchased. Payment shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in shares of the Corporation or a combination of such shares and cash. As soon as practical after receipt of this notice and payment, the Corporation shall deliver a certificate or certificates representing the purchased shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

7. Stock Adjustments.

If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Corporation, appropriate adjustments in the total number and kind of shares subject to this Option, consistent with the requirements of the Code to insure that this Option will be a Non-Qualified Stock Option, shall be made by the Corporation.

8. No Rights Other Than Those Expressly Created.

Neither this Option nor any action taken hereunder shall be construed as (i) giving the Optionee any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving the Optionee any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Optionee and the Corporation. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be unsecured creditor. The Optionee shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

9. Compliance with Laws.

(a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from Optionee upon the grant of this Option, the exercise of this Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option, or demand, at such other time as it may consider appropriate, that the Optionee pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Optionee shall comply with the requirement or demand of the Corporation.

(b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Optionee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. In addition, the Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Optionee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

10. Miscellaneous.

(a) Non-Qualified Option. The Option hereby granted is not intended to be an “incentive stock option” as that term is defined in Section 422 of the Internal Revenue Code.

(b) Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Corporation, or authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Corporation and the Optionee.

(c) Reservation of Shares. During the term of this Option, the Corporation shall at all times reserve and keep available shares of Stock sufficient to satisfy the requirements of this Option.

(d) Amendment. This Option may only be modified or amended by a writing signed by both parties.

(e) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Corporation:

Hologic, Inc.

35 Crosby Dr.

Bedford, MA 01730

Attention: Treasurer

if to the Optionee:

As stated on the Notice of Grant of Stock Option

or to such other address as either party may designate under the provisions hereof.

(f) Successors and Assigns. The rights and obligations of the Corporation under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

(g) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the Commonwealth of Massachusetts.

(h) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.